Exhibit F

AMENDMENT NO. 3 TO FISCAL AGENCY AGREEMENT

AMENDMENT No. 3 (this “Amendment”), dated as of October 26, 2016, to the Fiscal Agency Agreement, dated as of September 26, 1997, as amended by Amendment No. 1 thereto, dated September 4, 2003 and Amendment No. 2 thereto, dated February 13, 2015 (as so amended, the “Fiscal Agency Agreement”), between the Republic of Panama (the “Issuer”) and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A., formerly known as Chase Manhattan Bank), as Fiscal Agent.

W I T N E S S E T H

WHEREAS, the parties hereto have previously entered into the Fiscal Agency Agreement;

WHEREAS, Sections 11(b) and 11(e) of the Fiscal Agency Agreement provide, among other things, that the Issuer and Fiscal Agent may, upon agreement between themselves, amend the Fiscal Agency Agreement without the vote or consent of any holder of Securities of any series (a) for the purpose of correcting any defective provisions thereof or (b) in any manner which the Issuer and Fiscal Agent may determine and shall not be inconsistent with Securities of such series and shall not adversely affect the interest of any holder of Securities of such series; and

WHEREAS, the Issuer has requested and the Fiscal Agent has agreed, consistent with such Sections 11(b) and 11(e), to amend the Fiscal Agency Agreement;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Scope of Amendment. The provisions of this Amendment shall be binding and apply to any Securities of any Series issued prior to the date of this Amendment under the Fiscal Agency Agreement (excluding, for the avoidance of doubt, any Securities issued on or after the date hereof but having the same terms and forming a single Series with Securities of any Series of Securities first issued prior to the date hereof) and that are in their terms explicitly stated to be “Aggregated Collective Action Securities” under the Fiscal Agency Agreement; provided that Section 5 hereof (including any carry-through reference of the Section 5 amendment to Section 6) shall be binding upon Securities of any Series that are “Aggregated Collective Action Securities” on or after the date of this Amendment.

2. Modification to Section 11(f)(i)(g) of the Fiscal Agency Agreement. (i) Section 11(f)(i)(g) is hereby amended to delete the words “that is not Uniformly Applicable” after the words “Any Cross-Series Modification constituting or including a Reserve Matter Modification…”

(ii) Section 11(f)(i)(g) is hereby amended to include the following paragraph after the words “… that proposed Modification (taken individually).”

“It is understood that a Cross-Series Modification constituting or including a Reserve Matter Modification to the terms and conditions of the affected Securities that is not Uniformly Applicable must be effected pursuant to this Section 11(f)(i)(g); a Cross-Series Modification that is Uniformly Applicable may be effected pursuant to Section 11(f)(i)(f) or Section 11(f)(i)(g), at the Issuer’s option.”

(iii) Section 11(f)(i)(g) as amended shall read in full as follows:

“(g) Any Cross-Series Modification constituting or including a Reserve Matter Modification to the terms and conditions of the Securities of two or more Series or to the Agreement in so far as it affects the Securities of two or more Series, may be made, and future compliance therewith may be waived, with the written consent of the Issuer and: (A) the affirmative vote or consent of holders of more than 66  2⁄3% of the aggregate principal amount of the Outstanding Securities of all the Series affected by that proposed Modification (taken in the aggregate), and (B) the affirmative vote or consent of holders of more than 50% of the aggregate principal amount of the Outstanding Securities of each Series affected by that proposed Modification (taken individually).

It is understood that a Cross-Series Modification constituting or including a Reserve Matter Modification to the terms and conditions of the affected Securities that is not Uniformly Applicable must be effected pursuant to this Section 11(f)(i)(g); a Cross-Series Modification that is Uniformly Applicable may be effected pursuant to Section 11(f)(i)(f) or Section 11(f)(i)(g), at the Issuer’s option.”

3. Modification to Section 11(f)(i)(h) of the Fiscal Agency Agreement. Section 11(f)(i)(h) is hereby amended to replace the words “Reserve Matter Notification” with “Reserve Matter Modification” and as amended shall read in full as follows:

“(h) Before soliciting the written consent or the vote of any holder for a Reserve Matter Modification, the Issuer shall provide to the Fiscal Agent (for onward distribution to the holders of the Securities that would be affected by that proposed Modification, such holders to be identified to the Fiscal Agent by the Issuer) the following information:

(A)	a description of the Issuer’s economic and financial circumstances which are, in the Issuer’s opinion, relevant to the request for the proposed Modification, a description of the Issuer’s existing debts and a description of its broad policy reform program and provisional macroeconomic outlook;

(B)	if the Issuer shall at the time have entered into an arrangement for financial assistance with multilateral and/or other major creditors or creditor groups and/or an agreement with any such creditors regarding debt relief, (x) a description of any such arrangement or agreement and (y) where permitted under the information disclosure policies of the multilateral or other creditors, as applicable, a copy of the arrangement or agreement;

(C)	a description of the Issuer’s proposed treatment of external debt instruments that are not affected by the proposed Modification and its intentions with respect to any other major creditor groups; and

(D)	if the Issuer is then seeking a Reserve Matter Modification affecting any other Series of Securities, a description of that proposed Modification.”

4. Modification to definition of “Public Sector Instrumentality” in Section 11(f)(v) of the Fiscal Agency Agreement. The definition of “Public Sector Instrumentality” in Section 11(f)(v) is hereby amended to include the words “by contract or otherwise,” after the words “… other ownership interests,” and before the words “to direct the management of…” and as amended shall read in full as follows:

“Public Sector Instrumentality” means any department, ministry or agency of the national government of the Issuer or any corporation, trust, financial institution or other entity owned or controlled by the national government of the Issuer, any political subdivision of the Issuer or any of the foregoing, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests, by contract or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of or in addition to, the board of directors of a corporation, trust, financial institution or other entity.

5. Modification to definition of “Uniformly Applicable” in Section 11(f)(v) to the Fiscal Agency Agreement.

(i) The definition of “Uniformly Applicable” in Section 11(f)(v) is hereby amended to include the following sentence after “…identical menu of instruments or other consideration.”:

“It is understood that a Modification will not be considered to be Uniformly Applicable if each exchanging, converting or substituting holder of Securities of any Series affected by that Modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of Securities of any Series affected by that Modification (or, where a menu of instruments or other consideration is offered, each exchanging, converting or substituting holder of Securities of any Series affected by that Modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of Securities of any Series affected by that Modification electing the same option under such menu of instruments).”

(ii) the definition of “Uniformly Applicable” as amended shall read in full as follows:

“Uniformly Applicable”, in the context of a proposed Cross-Series Modification, means a Modification by which holders of Securities of all Series affected by that Modification are invited to exchange, convert or substitute their Securities on the same terms for (x) the same new instruments or other consideration or (y) new instruments or other consideration from an identical menu of instruments or other consideration. It is understood that a Modification will not be considered to be Uniformly Applicable if each exchanging, converting or substituting holder of Securities of any Series affected by that Modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of Securities of any Series affected by that Modification (or, where a menu of instruments or other consideration is offered, each exchanging, converting or substituting holder of Securities of any Series affected by that Modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of Securities of any Series affected by that Modification electing the same option under such menu of instruments).

6. Modification to Alternative Paragraph [9] of Exhibit A to the Fiscal Agency Agreement. Alternative Paragraph [9] of the form of Reverse of Registered Security of Exhibit A to the Fiscal Agency Agreement is modified so as to (i) effect the modifications pursuant to Section 2 of this Amendment, (ii) effect the modifications to the definitions of “Public Sector Instrumentality” and “Uniformly Applicable” pursuant to Sections 4 and 5 of this Amendment; (iii) replace “this Amendment under the Fiscal Agency Agreement” with “Amendment No. 2 under the Fiscal Agency Agreement” and (iv) add the words “or Series of Aggregated Collective Action Securities” after the words “…or any installment of interest of the Securities of this Series” and before the words “, (B) reduce the principal amount of the Securities…” under the definition of “Reserve Matters”, and as amended shall read in full as follows:

“[Alternative Paragraph [9] applicable solely in the case of Aggregated Collective Action Securities.]

[9]. The Issuer and the Fiscal Agent, may without the consent of any holder of the Securities, agree to a Modification of the Securities of this Series or to the Fiscal Agency Agreement as it relates to the Securities of this Series for the purpose of: (A) adding to the covenants of the Issuer for the benefit of the holders of the Securities of this Series, (B) surrendering any right or power conferred upon the Issuer, (C) securing the Securities of this Series pursuant to the requirements of the Securities of this Series or otherwise, (D) curing any ambiguity, or curing, correcting or supplementing any defective provision hereof or (E) amending the Fiscal Agency Agreement or the Securities of this Series in any manner which the Issuer and the Fiscal Agent may determine and which shall not adversely affect the interest of any holder of Securities of this Series in any material respect (each such modification, a “Technical Modification”). Any such Technical Modification shall be binding on all holders of the Securities of this Series, and unless the Fiscal Agent otherwise requires, the Issuer shall provide notice of any such Technical Modification to the Fiscal Agent for onward distribution to such holders of the Securities of this Series as soon as practicable thereafter.

Modifications proposed by the Issuer to the terms and conditions of the Securities of this Series, or to the Fiscal Agency Agreement insofar as it affects only the Securities of this Series, that are not Reserve Matter Modifications or Technical Modifications, may be approved by holders of the Securities of this Series (by vote at a meeting of the holders of Securities or by a written consent of such holders of Securities), and future compliance therewith may be waived, with the written consent of the Issuer and the affirmative vote (if approved at a meeting of the holders of the Securities of this Series) or consent (if approved by a written action) of holders of more than 50% of the aggregate principal amount of the Outstanding Securities of this Series.

Reserve Matter Modifications proposed by the Issuer may be approved by holders of Securities of this Series (by vote at a meeting of the holders of the Securities of this Series or by a written consent of such holders) in one of three ways (each, a “Modification Method”): (A) by the holders of the Aggregated Collective Action Securities of each Series subject to the proposed Modification (a “Single Series Reserve Matter Modification”), (B) for proposed Cross-Series Modifications (as defined below) that are Uniformly Applicable (as defined below), by the holders of two or more Series of Aggregated Collective Action Securities whose votes or written consents will be aggregated for the purpose of determining whether the approval threshold has been met (a “Cross-Series Modification with Single Aggregated Voting”), and (C) for proposed Cross-Series Modifications that are not Uniformly Applicable, by the holders of two or more Series of Aggregated Collective Action Securities whose votes or written consents (x) taken together, must meet an aggregated approval threshold and (y) taken separately for each Series of Securities covered by that proposed Cross-Series Modification, must meet a separate approval threshold (a “Cross-Series Modification with Two Tier Voting”). The Issuer shall have the discretion to select a Modification Method for a proposed Reserve Matter Modification and to designate which Series of Aggregated Collective Action Securities will be included in the aggregated voting for a proposed Cross-Series Modification; provided, however, that once the Issuer selects a Modification Method and designates the Series of Aggregated Collective Action Securities that will be subject to a proposed Cross-Series Modification, those elections will be final for purposes of that vote or consent solicitation. The Issuer may simultaneously propose two or more Cross-Series Modifications, each affecting different Series of Aggregated Collective Action Securities, or one or more Cross-Series Modifications together with one or more Single Series Modifications.

Any Modification constituting or including a Reserve Matter Modification to the terms and conditions of the Securities of this Series, or to the Fiscal Agency Agreement insofar as it affects the Securities of this Series, may be made, and future compliance therewith may be waived, with the written consent of the Issuer and the affirmative vote or consent of holders of more than 75% of the aggregate principal amount of the Outstanding Securities of this Series.

Any Cross-Series Modification constituting or including a Reserve Matter Modification that is Uniformly Applicable to the terms and conditions of the Securities of this Series and one or more Series of Aggregated Collective Action Securities, or to the Fiscal Agency Agreement insofar as it affects the Securities of this Series and one or more Series of Aggregated Collective Action Securities, may be made, and future compliance therewith may be waived, with the written consent of the Issuer and the affirmative vote or consent of holders of more than 75% of the aggregate principal amount of the Outstanding Series of Aggregated Collective Action Securities affected by the proposed Modification (taken in the aggregate).

Any Cross-Series Modification constituting or including a Reserve Matter Modification to the terms and conditions of the Securities of this Series and one or more Series of Aggregated Collective Action Securities may be made, and future compliance therewith may be waived, with the written consent of the Issuer and: (A) the affirmative vote or consent of holders of more than 66  2⁄3% of the aggregate principal amount of the Outstanding Securities of all the Series of Aggregated Collective Action Securities affected by that proposed Modification (taken in the aggregate), and (B) the affirmative vote or consent of holders of more than 50% of the aggregate principal amount of the Outstanding Aggregated Collective Action Securities of each Series affected by that proposed Modification (taken individually).

It is understood that a Cross-Series Modification constituting or including a Reserve Matter Modification to the terms and conditions of the affected Securities that is not Uniformly Applicable must be effected pursuant to the paragraph immediately preceding this paragraph; a Cross-Series Modification that is Uniformly Applicable may be effected pursuant to the paragraph immediately preceding the preceding paragraph or to the immediately preceding paragraph, at the Issuer’s option.

For purposes of this paragraph the following terms have the definitions as follows:

“Aggregated Collective Action Securities” means any debt securities of any Series issued after the date of Amendment No. 2 under the Fiscal Agency Agreement that are in their terms explicitly stated to be “Aggregated Collective Action Securities”.

“Cross-Series Modification” means a Modification constituting a Reserve Matter affecting two or more Series of Aggregated Collective Action Securities.

“Modification” means any modification, amendment, supplement or waiver affecting one or more Series of Aggregated Collective Action Securities, including those effected by way of exchange or conversion.

“Outstanding” for purposes of the Fiscal Agency Agreement and the Securities, any Security authenticated and delivered pursuant to the Fiscal Agency Agreement shall, as of any date of determination, be deemed to be Outstanding, except: (A) Securities theretofore cancelled by the Fiscal Agent or delivered to the Fiscal Agent for cancellation and not reissued; (B) Securities which have been called for redemption in accordance with their terms or which have become due and payable at maturity or otherwise and with respect to which monies sufficient to pay the principal thereof (and premium, if any) and any interest thereon shall have been paid or duly provided for; or (C) Securities of a Series in lieu of or in substitution for which other Securities shall have been authenticated and delivered pursuant to the Fiscal Agency Agreement; provided, however, that in determining whether the holders of the requisite principal amount of Outstanding Securities have consented to or voted in favor of any request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement hereunder, (i) the principal amount of a Security which by its terms provides for an amount other than the stated face amount to be due and payable upon a declaration of acceleration of the maturity thereof or at the stated maturity (a “Variable Principal Security”) that shall be deemed to be Outstanding shall be either (A) the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof or (B) such other amount not in excess of the stated face amount, as may be specified in such Security, (ii) the principal amount of a Security denominated in a foreign currency or currencies shall be the U.S. dollar equivalent, determined on the date of original issuance of such Security, of the principal amount (or, in the case of a Variable Principal Security, the U.S. dollar equivalent, determined on the date of original issuance of such Security, of the amount determined on the date provided in (i) above) of such Security, and (iii) Securities owned, directly or indirectly, by the Issuer or Public Sector Instrumentalities thereof shall be disregarded and deemed not to be Outstanding, except that in determining whether the Fiscal Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver, amendment, modification or supplement, only Securities that a Responsible Officer of the Fiscal Agent knows to be so owned shall be so disregarded.

“Public Sector Instrumentality” means any department, ministry or agency of the national government of the Issuer or any corporation, trust, financial institution or other entity owned or controlled by the national government of the Issuer, any political subdivision of the Issuer or any of the foregoing, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests, by contract or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of or in addition to, the board of directors of a corporation, trust, financial institution or other entity.

“Reserve Matter” means any Modification to the terms and conditions of the Securities of this Series or Series of Aggregated Collective Action Securities, or to the Fiscal Agency Agreement insofar as it affects the Securities of this Series or Series of Aggregated Collective Action Securities, that would: (A) change the due date for the payment of the principal of (or premium, if any) or any installment of interest of the Securities of this Series or Series of Aggregated Collective Action Securities, (B) reduce the principal amount of the Securities of this Series or Series of Aggregated Collective Action Securities, the portion of such principal amount that is payable upon acceleration of the maturity of the Securities of this Series or Series of Aggregated Collective Action Securities, the interest rate thereon or the premium payable upon redemption thereof (C) change the coin or currency in which payment with respect to interest, premium or principal in respect of Securities of this Series or Series of Aggregated Collective Action

Securities is payable or the place or places in which any such payment is required to be made, (D) shorten the period during which the Issuer is not permitted to redeem the Securities of this Series or Series of Aggregated Collective Action Securities, or permit the Issuer to redeem the Securities of this Series or Series of Aggregated Collective Action Securities, if prior to such action, the Issuer is not permitted to do so, (E) reduce the proportion of the principal amount of the Securities of this Series or Series of Aggregated Collective Action Securities, the vote or consent of the holders of which is necessary to modify, amend or supplement the Fiscal Agency Agreement or the terms and conditions of the Securities of this Series or Series of Aggregated Collective Action Securities or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given, (F) change the obligation of the Issuer to pay additional amounts, if any, pursuant to the Securities of this Series or Series of Aggregated Collective Action Securities, (G) change the governing law provisions of the Securities of this Series or Series of Aggregated Collective Action Securities, (H) change the Issuer’s appointment of an agent for the service of process, the Issuer’s agreement not to raise certain defenses with respect to its sovereign immunity or the Issuer’s agreement to submit to jurisdiction in respect of disputes relating to or arising under the Fiscal Agency Agreement or the Securities of this Series or Series of Aggregated Collective Action Securities, each as set forth in Section 14 of the Fiscal Agency Agreement and in the Securities of this Series or Series of Aggregated Collective Action Securities, (I) except as contemplated in clause (C) of the definition of Technical Modifications, change the ranking of the Securities of this Series or Series of Aggregated Collective Action Securities as set forth in the terms of the Securities of this Series or Series of Aggregated Collective Action Securities, (J) change the definition of “Uniformly Applicable”, “Reserve Matter”, “Reserve Matter Modification” or “Outstanding”, (K) change the method used to calculate any amount payable on the Securities of such Series (other than in accordance with the express terms of the Securities of such Series and this Fiscal Agency Agreement), or (L) change the identity of the obligor under the Securities of such Series.

“Reserve Matter Modification” is any Modification to a Reserve Matter.

“Uniformly Applicable”, in the context of a proposed Cross-Series Modification, means a Modification by which holders of Securities of all Series affected by that Modification are invited to exchange, convert or substitute their Securities on the same terms for (x) the same new instruments or other consideration or (y) new instruments or other consideration from an identical menu of instruments or other consideration. It is understood that a Modification will not be considered to be Uniformly Applicable if each exchanging, converting or substituting holder of Securities of any Series affected by that Modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of Securities of any Series affected by that Modification (or, where a menu of instruments or other consideration is offered, each exchanging, converting or substituting holder of Securities of any Series affected by that Modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of Securities of any Series affected by that Modification electing the same option under such menu of instruments).”

6. Savings Clause. In all other respects, the Fiscal Agency Agreement shall remain in full force and effect. All references in any other agreement or document to the Fiscal Agency Agreement shall, on and after the date hereof, be deemed to refer to the Fiscal Agency Agreement as amended hereby.

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Such counterparts shall together constitute but one and the same agreement.

8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REGARD TO THOSE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, UNITED STATES OF AMERICA; PROVIDED, HOWEVER, THAT AUTHORIZATION AND EXECUTION OF THIS AGREEMENT BY THE ISSUER SHALL BE GOVERNED BY THE LAWS OF THE REPUBLIC.

9. Fiscal Agent. The Fiscal Agent shall not be responsible in any manner whatsoever for or in respect of (i) the sufficiency of this Amendment; (ii) the recitals contained herein, all of which recitals are made solely by the Issuer; or (iii) the due execution hereof by the Issuer and the Fiscal Agent makes no representation with respect to any such matters.

10. Effectiveness. This amendment shall become effective as of the date hereof upon execution by the parties hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

REFRENDO: CONTRALORIA GENERAL DE LA REPUBLICA DE PANAMA			REPUBLIC OF PANAMA

By:	/s/ Federico Humbert		By:	/s/ Iván Zarak A.
	Name:	Federico Humbert		Name:	Iván Zarak A.
	Title:	Comptroller General of the Republic of Panama		Title:	Vice Minister of Economy of the Republic of Panama

THE BANK OF NEW YORK MELLON, as Fiscal Agent
			By:	/s/ James Briggs
				Name:	James Briggs
				Title:	Vice President

[Signature Page to Amendment No. 3 to the Fiscal Agency Agreement]